UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) June 25, 2015

Eos Petro, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53246	98-0550353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Avenue of the Stars, Suite 2520 Los Angeles, California 90067
(Address of principal executive offices)

(310) 552-1555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Securities Holders.

    On June 25, 2015, Eos Petro, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”).  The total number of shares of the Company’s common stock issued, outstanding, and entitled to vote at the meeting was 47,744,882 shares, of which 32,681,346 were present at the meeting either in person or by proxy.  The results for the following proposals were as follows:

    Proposal 1: To elect five directors to the Company’s Board of Directors.  The individuals listed below received the highest number of affirmative votes of the outstanding shares of the Company’s common stock present or represented by proxy and voting at the Annual Meeting, and were elected to each serve a one year term which will expire at the 2016 Annual Meeting of Stockholders, or until their successors are duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Nikolas Konstant	32,629,938	0	51,408
Martin B. Oring	32,629,938	0	51,408
John R. Hogg	32,629,938	0	51,408
John Mitola	32,629,938	0	51,408
Sudhir Vasudeva	32,629,938	0	51,408

    Proposal 2: To provide a non-binding advisory vote approving the Company’s executive compensation program.

For	Against	Abstained	Broker Non-Votes
32,629,730	108	100	51,408

    Proposal 3: To provide a non-binding advisory vote on the proposed timeline for seeking executive compensation advisory votes in the future:

Three Years	Two Years	One Year	Abstained	Broker Non-Votes
32,629,630	100	100	108	51,408

    Proposal 4:  To ratify the selection of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstained	Broker Non-Votes
32,639,556	0	100	41,690

    Proposals 2 and 4 were adopted at the Annual Meeting by the vote of the stockholders.  With respect to Proposal 3, the stockholders voted in favor of a three-year timeline for seeking executive compensation advisory votes in the future.

    No other proposals were submitted to a vote of the Company’s stockholders at the Annual Meeting.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Eos Petro, Inc.

Dated: as of June 30, 2015	By:	/s/ Nikolas Konstant
Nikolas Konstant
Chairman of the Board and
Chief Financial Officer